NEWS RELEASE

For Immediate Release

Media Contact
Fred Ferguson
(571) 457-9082
media.relations@vistaoutdoor.com

Investor Contact
Kelly Reisdorf
(763) 433-1028
investor.relations@vistaoutdoor.com
Vista Outdoor Announces Additions to its Board of Directors

Anoka, Minnesota, May 5, 2020 – Vista Outdoor Inc. (NYSE: VSTO) a global designer, manufacturer and marketer of products in the outdoor sports and recreation markets, today announced the addition of two independent members, Ms. Fran Philip and Ms. Lynn Utter, to its Board of Directors as part of the Company’s ongoing board refreshment efforts. The company also announced the upcoming retirement of a current board member, Ambassador April Foley.

Frances (Fran) Philip has most recently served as Chief Merchandising Officer for L. L. Bean. Ms. Philip has held numerous leadership roles in specialty retail over a more than 35 year career and brings to Vista Outdoor both analytical expertise and a passion for product design and development, merchandising, branding and creative. Ms. Philip has served for 17 years as an independent director of multiple public and private company boards. Currently she serves on public boards at Vera Bradley and Coats Group, PLC.

Lynn Utter is the Chief Talent Officer of Atlas Holdings, Inc, a private investment firm specializing in transforming businesses into high performing organizations. Ms. Utter also serves on public boards for WESCO International and Lincoln Financial Corporation. Additionally, Ms. Utter serves on not-for-profit boards, including the Henry Crown Fellowship Institute at the Aspen Institute, the University of Texas, and the United Way. Prior to her role at Atlas, she served as Chief Executive Officer for First Source, LLC and President and COO of Knoll, Inc.

“We believe Fran and Lynn will be excellent additions to the Vista Outdoor board of directors,” commented Mike Callahan, Vista Outdoor’s Chairman. “Fran’s leadership and strategic product experience at world-respected consumer brands and Lynn’s depth of experience with operational and talent management will bring valuable insights to our board. Fran’s and Lynn’s respective backgrounds are well-aligned with our strategic priorities, including sustained organic growth, talent development, operational excellence, and furthering our work on the environmental, social and governance issues that support our mission of bringing the world outside.”

Callahan continued, “Our Nominating and Governance Committee is committed to diversity and regularly bringing fresh perspectives to our board. We have added three new board members during the past two years. These two appointments will complement the strengths and expertise of our current directors as we continue to transform the company and pursue our growth strategy.”

Ambassador Foley, a member of the Board since February of 2015, will be retiring at the end of her term in August 2020. Until her retirement, Ms. Foley will continue to serve as a director and as a member of the Board’s Management Development and Compensation Committee and Nominating and Governance Committee.

“Our Board, management team and I thank Ambassador Foley for her five years on the board and for the global perspective, business insight and thought leadership she continues to provide. She has been a valued member of our board and was instrumental in helping us guide Vista Outdoor through its spin-off from ATK and the early stages of its development as an independent public company. We wish her the very best in her retirement,” said Callahan.

Said Foley, “I have tremendous confidence in our management team, the board and our colleagues and newly appointed independent Directors. It has been a great privilege to be a part of the Vista Outdoor family and I am proud of our nearly 5,000 employees for all they do every day to create value for our shareholders and make a positive impact on the communities we serve.”

New board members will be voted for at the Company’s 2020 Annual Meeting of Shareholders in August 2020. The composition of the Vista Outdoor board as proposed to shareholders by management will consist of 8 independent board members; a gender balance of 6 male and 2 female; and a total number of 9 members.

Management will provide a full update on the company’s actions and outlook when Vista Outdoor reports fourth quarter results on May 7, 2020. The call can be accessed at Vista Outdoor’s website: http://investors.vistaoutdoor.com/event. For those who cannot participate in the live webcast, a telephone recording of the conference call will be available. The telephone number is 719-457-0820, and the confirmation code is 3381529. The recording will be available for one month after the call.

About Vista Outdoor Inc.
Vista Outdoor is a global designer, manufacturer and marketer of consumer products in the outdoor sports and recreation markets. The company has a portfolio of well-recognized brands that provide consumers with a wide range of performance-driven, high-quality and innovative products for individual outdoor recreational pursuits. Vista Outdoor products are sold direct and at leading retailers and distributors worldwide. For news and information, visit www.vistaoutdoor.com or follow us on Twitter @VistaOutdoorInc and Facebook at www.facebook.com/vistaoutdoor

Forward-Looking Statements

Certain statements in this press release and other oral and written statements made by Vista Outdoor from time to time are forward-looking statements, including those that discuss, among other things: Vista Outdoor’s plans, objectives, expectations, intentions, strategies, goals, outlook or other non-historical matters; projections with respect to future revenues, income, earnings per share or other financial measures for Vista Outdoor; and the assumptions that underlie these matters. The words ‘believe’, ‘expect’, ‘anticipate’, ‘intend’, ‘aim’, ‘should’ and similar expressions are intended to identify such forward-looking statements.  To the extent that any such information is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995. Numerous risks, uncertainties and other factors could cause Vista Outdoor’s actual results to differ materially from expectations described in such forward-looking statements, including the following: impacts from the COVID-19 pandemic on Vista Outdoor’s operations, the operations of our customers and suppliers and general economic conditions;  general economic and business conditions in the United States and Vista Outdoor’s other markets outside the United States, including conditions affecting employment levels, consumer confidence and spending, conditions in the retail environment, and other economic conditions affecting demand for our products and the financial health of our customers; Vista Outdoor’s ability to attract and retain key personnel and maintain and grow its relationships with customers, suppliers and other business partners, including Vista Outdoor’s ability to obtain acceptable third party licenses; Vista Outdoor’s ability to adapt its products to changes in technology, the marketplace and customer preferences, including our ability to respond to shifting preferences of the end consumer from brick and mortar retail to online retail; Vista Outdoor’s ability to maintain and enhance brand recognition and reputation; others' use of social media to disseminate negative commentary about us and boycotts; reductions in or unexpected changes in or our inability to accurately forecast demand for ammunition, accessories or other outdoor sports and recreation products; risks associated with Vista Outdoor’s sales to significant retail customers, including unexpected cancellations, delays and other changes to purchase orders; supplier capacity constraints, production disruptions or quality or price issues affecting Vista Outdoor’s operating costs; Vista Outdoor’s competitive environment; risks associated with diversification into new international and commercial markets including regulatory compliance; changes in the current tariff structures; the supply, availability and costs of raw materials and components; increases in commodity, energy and production costs; changes in laws, rules and regulations relating to Vista Outdoor’s business, such as federal and state ammunition regulations; Vista Outdoor’s ability to realize expected benefits from acquisitions and integrate acquired businesses; Vista Outdoor's ability to execute our strategic transformation plan, including our ability to realize expected benefits from the successful divestiture of non-core brands and profitability improvement initiatives; Vista Outdoor’s ability to take advantage of growth opportunities in international and commercial markets; foreign currency exchange rates and fluctuations in those rates; the outcome of contingencies, including with respect to litigation and other proceedings relating to intellectual property, product liability, warranty liability, personal injury and environmental remediation; risks associated with cybersecurity and other industrial and physical security threats; capital market volatility and the availability of financing; changes to accounting standards or policies; and changes in tax rules or pronouncements. You are cautioned not to place undue reliance on any forward-looking statements we make. Vista Outdoor undertakes no obligation to update any forward-looking statements except as otherwise required by law. For further information on factors that could impact Vista Outdoor, and statements contained herein, please refer to Vista Outdoor’s filings with the Securities and Exchange Commission.